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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitute and appoint PAUL T. HANRAHAN, BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, such persons true and lawful attorneys-in-fact with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement relating to the plan interests and shares of Common Stock, par value $.01 per share, of The AES Corporation, a Delaware corporation, issuable or deliverable under The AES Corporation Profit Sharing and Stock Ownership Plan (the "Plan"), any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

         This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

        SIGNATURE                   TITLE                              DATE
        ---------                   -----                              ----
  /s/ Roger W. Sant            Chairman of the Board and          July 29, 2002
-----------------------------  Director
Roger W. Sant

  /s/ Paul T. Hanrahan         President, Chief Executive         July 29, 2002
-----------------------------  Officer and Director (Principal
Paul T. Hanrahan               Executive Officer)

  /s/ Dennis W. Bakke          Director                           July 29, 2002
-----------------------------
Dennis W. Bakke

  /s/ Richard Darman           Director                           July 29, 2002
-----------------------------
Richard Darman

  /s/ Alice F. Emerson         Director                           July 29, 2002
-----------------------------
Alice F. Emerson

 /s/ Robert F. Hemphill, Jr.   Director                           July 29, 2002
-----------------------------
Robert F. Hemphill, Jr.

  /s/ Frances Jungers          Director                           July 29, 2002
-----------------------------
Frances Jungers

  /s/ Philip Lader             Director                           July 29, 2002
-----------------------------
Philip Lader

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  /s/ John H. McArthur         Director                           July 29, 2002
-----------------------------
John H. McArthur

  /s/ Hazel R. O'Leary         Director                           July 29, 2002
-----------------------------
Hazel R. O'Leary

  /s/ Thomas I. Unterberg      Director                           July 29, 2002
-----------------------------
Thomas I. Unterberg

 /s/ Robert H. Waterman, Jr.   Director                           July 29, 2002
-----------------------------
Robert H. Waterman, Jr.

  /s/ Barry J. Sharp           Vice President and Chief           July 29, 2002
-----------------------------  Financial Officer (Principal
Barry J. Sharp                 Financial and Accounting
                               Officer)